As filed with the Securities and Exchange Commission on March 17, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CERENCE INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-4177087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15 Wayside Road

Burlington, Massachusetts 01803

(857) 362-7300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cerence 2019 Equity Stock Plan

(Full title of the Plan)

Mark Gallenberger

Executive Vice President and Chief Financial Officer

Cerence Inc.

15 Wayside Road

Burlington, Massachusetts 01803

(857) 362-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leanne Fitzgerald

General Counsel

Cerence Inc.

15 Wayside Road

Burlington, Massachusetts 01803

(857) 362-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share	1,130,547(3)	$112.24	$126,892,595.28	$13,843.98

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of computing the registration fee and based on the average high and low sale prices of the Common Stock as reported on the Nasdaq Global Select Market on March 15, 2021 in accordance with Rule 457(c) under the Securities Act.

(3)

Represents an automatic increase to the number of shares of Common Stock available for issuance under the Registrant’s 2019 Equity Stock Plan, or Stock Plan, in accordance with the automatic annual increase provisions of the Stock Plan, effective as of January 1, 2021. Shares available for issuance under the Stock Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 2, 2019 (File No. 333-234040).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 1,130,547 additional shares of Common Stock under the Stock Plan which were added on January 1, 2021 as a result of an automatic annual increase provision therein. The additional shares are of the same class as other securities relating to the Stock Plan for which the Registrant’s registration statement filed on Form S-8 on October 2, 2019 (File No. 333-234040) is effective. The information contained in the Registrant’s registration statement filed on Form S-8 on October 2, 2019 (File No. 333-234040) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Exhibit Number	Exhibit Document

4.1	Amended and Restated Certificate of Incorporation of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

4.2	Amended and Restated By-Laws of Cerence Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

5.1*	Legal Opinion of Leanne J. Fitzgerald, General Counsel of Cerence Inc.

99.1	Cerence 2019 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed with the SEC on October 2, 2019 (Filed No. 333-234040))

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Leanne J. Fitzgerald General Counsel of Cerence Inc. (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (see signature page)

*	Exhibits marked with an asterisk (*) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on March 17, 2021.

Cerence Inc.

By:	/s/ Sanjay Dhawan
Sanjay Dhawan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjay Dhawan and Mark Gallenberger, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sanjay Dhawan	Chief Executive Officer	March 17, 2021
Sanjay Dhawan	(Principal Executive Officer)

/s/ Mark Gallenberger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2021
Mark Gallenberger

/s/ Arun Sarin	Chairman	March 17, 2021
Arun Sarin

/s/ Marianne Budnik	Director	March 17, 2021
Marianne Budnik

/s/ Thomas Beaudoin	Director	March 17, 2021
Thomas Beaudoin

/s/ Sanjay Jha	Director	March 17, 2021
Sanjay Jha

/s/ Kristi Ann Matus	Director	March 17, 2021
Kristi Ann Matus

/s/ Alfred Nietzel	Director	March 17, 2021
Alfred Nietzel